Exhibit (99)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

As of December 31, 2005 and 2004, and

For the Three Years Ended December 31, 2005

The “Bank” as noted herein refers to Wachovia Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and have issued our unqualified reports dated February 24, 2006, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2005 and 2004, and for each of years in the three-year period ended December 31, 2005, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/    KPMG LLP

Charlotte, North Carolina

March 22, 2006

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$15,106	(34)	15,072
Interest-bearing bank balances	1,394	1,244	2,638
Federal funds sold and securities purchased under resale agreements	6,567	13,348	19,915

Total cash and cash equivalents	23,067	14,558	37,625

Trading account assets	31,472	11,232	42,704
Securities	108,334	6,555	114,889
Loans, net of unearned income	255,941	3,074	259,015
Allowance for loan losses	(2,629)	(95)	(2,724)

Loans, net	253,312	2,979	256,291

Loans held for sale	6,232	173	6,405
Premises and equipment	3,722	1,188	4,910
Due from customers on acceptances	824	—	824
Goodwill	19,645	2,162	21,807
Other intangible assets	1,963	(755)	1,208
Other assets	23,572	10,520	34,092

Total assets	$472,143	48,612	520,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	68,921	(1,434)	67,487
Interest-bearing deposits	264,859	(7,452)	257,407

Total deposits	333,780	(8,886)	324,894
Short-term borrowings	37,978	23,975	61,953
Bank acceptances outstanding	892	—	892
Trading account liabilities	12,640	4,958	17,598
Other liabilities	10,759	5,227	15,986
Long-term debt	26,991	21,980	48,971

Total liabilities	423,040	47,254	470,294

Minority interest in net assets of consolidated subsidiaries	1,729	1,171	2,900

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,734	5,189
Paid-in capital	34,604	(3,432)	31,172
Retained earnings	12,974	(1,001)	11,973
Accumulated other comprehensive income, net	(659)	(114)	(773)

Total stockholders’ equity	47,374	187	47,561

Total liabilities and stockholders’ equity	$472,143	48,612	520,755

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,778	(64)	11,714
Interest-bearing bank balances	2,420	2,021	4,441
Federal funds sold and securities purchased under resale agreements	10,739	11,697	22,436

Total cash and cash equivalents	24,937	13,654	38,591

Trading account assets	28,280	17,652	45,932
Securities	101,219	9,378	110,597
Loans, net of unearned income	187,431	36,409	223,840
Allowance for loan losses	(2,260)	(497)	(2,757)

Loans, net	185,171	35,912	221,083

Loans held for sale	11,688	1,300	12,988
Premises and equipment	3,300	1,968	5,268
Due from customers on acceptances	662	56	718
Goodwill	9,606	11,920	21,526
Other intangible assets	1,392	189	1,581
Other assets	23,708	11,332	35,040

Total assets	$389,963	103,361	493,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	7,321	56,876	64,197
Interest-bearing deposits	265,899	(35,043)	230,856

Total deposits	273,220	21,833	295,053
Short-term borrowings	30,551	32,855	63,406
Bank acceptances outstanding	699	56	755
Trading account liabilities	13,614	8,095	21,709
Other liabilities	9,615	5,892	15,507
Long-term debt	27,603	19,156	46,759

Total liabilities	355,302	87,887	443,189

Minority interest in net assets of consolidated subsidiaries	1,742	1,076	2,818

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,839	5,294
Paid-in capital	24,214	6,906	31,120
Retained earnings	7,472	2,706	10,178
Accumulated other comprehensive income, net	778	(53)	725

Total stockholders’ equity	32,919	14,398	47,317

Total liabilities and stockholders’ equity	$389,963	103,361	493,324

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$14,680	(710)	13,970
Interest and dividends on securities	5,590	193	5,783
Trading account interest	973	608	1,581
Other interest income	530	1,825	2,355

Total interest income	21,773	1,916	23,689

INTEREST EXPENSE
Interest on deposits	5,503	(206)	5,297
Interest on borrowings	2,919	1,792	4,711

Total interest expense	8,422	1,586	10,008

Net interest income	13,351	330	13,681
Provision for credit losses	182	67	249

Net interest income after provision for credit losses	13,169	263	13,432

FEE AND OTHER INCOME
Service charges and fees	2,352	1,290	3,642
Commissions	602	1,809	2,411
Fiduciary and asset management fees	814	2,129	2,943
Principal investing	2	399	401
Other income	3,068	(246)	2,822

Total fee and other income	6,838	5,381	12,219

NONINTEREST EXPENSE
Salaries and employee benefits	5,440	4,231	9,671
Occupancy and equipment	1,726	425	2,151
Other intangible amortization	384	32	416
Sundry expense	4,006	(397)	3,609

Total noninterest expense	11,556	4,291	15,847

Minority interest in income of consolidated subsidiaries	—	342	342

Income from continuing operations before income taxes	8,451	1,011	9,462
Income taxes	2,630	403	3,033

Income from continuing operations	5,821	608	6,429
Discontinued operations, net of income taxes	214	—	214

Net income	$6,035	608	6,643

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2004
(in millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,113	(255)	9,858
Interest and dividends on securities	4,472	167	4,639
Trading account interest	585	562	1,147
Other interest income	463	1,181	1,644

Total interest income	15,633	1,655	17,288

INTEREST EXPENSE
Interest on deposits	2,887	(34)	2,853
Interest on borrowings	1,575	899	2,474

Total interest expense	4,462	865	5,327

Net interest income	11,171	790	11,961
Provision for credit losses	215	42	257

Net interest income after provision for credit losses	10,956	748	11,704

FEE AND OTHER INCOME
Service charges and fees	2,071	1,133	3,204
Commissions	645	1,956	2,601
Fiduciary and asset management fees	748	2,024	2,772
Principal investing	(74)	335	261
Other income	2,544	(603)	1,941

Total fee and other income	5,934	4,845	10,779

NONINTEREST EXPENSE
Salaries and employee benefits	4,660	4,043	8,703
Occupancy and equipment	1,518	481	1,999
Other intangible amortization	388	43	431
Sundry expense	3,680	(147)	3,533

Total noninterest expense	10,246	4,420	14,666

Minority interest in income of consolidated subsidiaries	—	184	184

Income before income taxes	6,644	989	7,633
Income taxes	1,937	482	2,419

Net income	$4,707	507	5,214

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$9,762	(255)	9,507
Interest and dividends on securities	3,698	130	3,828
Trading account interest	412	312	724
Other interest income	361	660	1,021

Total interest income	14,233	847	15,080

INTEREST EXPENSE
Interest on deposits	2,393	(33)	2,360
Interest on borrowings	1,604	509	2,113

Total interest expense	3,997	476	4,473

Net interest income	10,236	371	10,607
Provision for credit losses	485	101	586

Net interest income after provision for credit losses	9,751	270	10,021

FEE AND OTHER INCOME
Service charges and fees	1,858	890	2,748
Commissions	655	1,663	2,318
Fiduciary and asset management fees	665	1,680	2,345
Principal investing	(164)	25	(139)
Other income	3,406	(1,196)	2,210

Total fee and other income	6,420	3,062	9,482

NONINTEREST EXPENSE
Salaries and employee benefits	4,527	3,181	7,708
Occupancy and equipment	1,479	393	1,872
Other intangible amortization	506	12	518
Sundry expense	3,463	(281)	3,182

Total noninterest expense	9,975	3,305	13,280

Minority interest in income of consolidated subsidiaries	—	143	143

Income before income taxes and cumulative effect of a change in accounting principle	6,196	(116)	6,080
Income taxes	1,827	6	1,833

Income before cumulative effect of a change in accounting principle	4,369	(122)	4,247
Cumulative effect of a change in accounting principle, net of income taxes	—	17	17

Net income	4,369	(105)	4,264
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$4,369	(110)	4,259

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(173)	(173)
Common stock issued for
Stock options and restricted stock	—	68	68

Balance, December 31, 2005	455	4,734	5,189

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(711)	(711)
Common stock issued for
Stock options and restricted stock	—	830	830
Acquisitions	12,900	(12,897)	3
Excess capital returned to Parent Company	(2,510)	2,510	—
Deferred compensation, net	—	(70)	(70)

Balance, December 31, 2005	34,604	(3,432)	31,172

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(1,809)	(1,809)
Net income	6,035	608	6,643
Acquisitions	967	(967)	—
Cash dividends	(1,500)	(1,539)	(3,039)

Balance, December 31, 2005	12,974	(1,001)	11,973

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Minimum pension liability	—	(19)	(19)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,445)	(34)	(1,479)
Acquisitions	8	(8)	—

Balance, December 31, 2005	(659)	(114)	(773)

Total stockholders’ equity, December 31, 2005	$47,374	187	47,561

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2003	$455	3,919	4,374
Purchases of common stock	—	(159)	(159)
Common stock issued for
Stock options and restricted stock	—	85	85
Acquisitions		994	994

Balance, December 31, 2004	455	4,839	5,294

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(651)	(651)
Common stock issued for
Stock options and restricted stock	—	890	890
Acquisitions	(2)	13,008	13,006
Deferred compensation, net	—	64	64

Balance, December 31, 2004	24,214	6,906	31,120

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Net income	4,707	507	5,214
Purchases of common stock	—	(1,547)	(1,547)
Deferred income taxes on subsidiary stock	—	(87)	(87)
Cash dividends	(1,650)	(656)	(2,306)

Balance, December 31, 2004	7,472	2,706	10,178

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Minimum pension liability	—	(65)	(65)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(525)	(24)	(549)

Balance, December 31, 2004	778	(53)	725

Total stockholders’ equity, December 31, 2004	$32,919	14,398	47,317

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance December 31, 2002	$455	4,069	4,524
Purchases of common stock	—	(195)	(195)
Common stock issued for
Stock options and restricted stock	—	45	45

Balance, December 31, 2003	455	3,919	4,374

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(799)	(799)
Common stock issued for
Stock options and restricted stock	—	417	417
Acquisitions	180	(180)	—
Deferred compensation, net	—	123	123

Balance, December 31, 2003	24,216	(6,405)	17,811

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	4,369	(105)	4,264
Purchases of common stock	—	(1,263)	(1,263)
Changes incident to business combinations	(43)	267	224
Cash dividends	(4,074)	2,404	(1,670)

Balance, December 31, 2003	4,415	4,489	8,904

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized losses on debt and equity securities and on derivative financial instruments	(825)	29	(796)

Balance, December 31, 2003	1,303	36	1,339

Total stockholders’ equity, December 31, 2003	$30,389	2,039	32,428

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$6,035	608	6,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	—	(214)	(214)
Accretion and amortization of securities discounts and premiums, net	214	2	216
Provision for credit losses	182	67	249
Gain on securitization transactions	(125)	(85)	(210)
Gain on sale of mortgage servicing rights	(26)	—	(26)
Securities transactions	(18)	(71)	(89)
Depreciation and other amortization	1,013	436	1,449
Deferred income taxes	833	(30)	803
Trading account assets, net	(3,129)	6,370	3,241
Loss on sales of premises and equipment	45	62	107
Contribution to qualified pension plan	(284)	(46)	(330)
Loans held for sale, net	(5,414)	(113)	(5,527)
Other assets, net	4,996	(1,079)	3,917
Trading account liabilities, net	(1,025)	(3,086)	(4,111)
Other liabilities, net	(872)	460	(412)

Net cash provided by operating activities	2,425	3,281	5,706

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	47,795	6,776	54,571
Maturities of securities	37,116	3,761	40,877
Purchases of securities	(87,029)	(13,972)	(101,001)
Origination of loans, net	(21,279)	(2,286)	(23,565)
Sales of premises and equipment	564	1,591	2,155
Purchases of premises and equipment	(723)	(2,039)	(2,762)
Sale of Corporate and Institutional Trust businesses	—	740	740
Goodwill and other intangible assets	(332)	(169)	(501)
Purchase of bank-owned separate account life insurance	(1,791)	—	(1,791)
Cash equivalents acquired, net of purchases of banking organizations	3,466	(3,432)	34

Net cash used by investing activities	(22,213)	(9,030)	(31,243)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	28,328	1,513	29,841
Securities sold under repurchase agreements and other short-term borrowings, net	(4,454)	2,214	(2,240)
Issuances of long-term debt	5,468	5,018	10,486
Payments of long-term debt	(7,414)	(869)	(8,283)
Issuances of common stock, net	—	499	499
Purchases of common stock	—	(2,693)	(2,693)
Excess capital returned to Parent Company	(2,510)	2,510	—
Cash dividends paid	(1,500)	(1,539)	(3,039)

Net cash provided by financing activities	17,918	6,653	24,571

Increase (decrease) in cash and cash equivalents	(1,870)	904	(966)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of year	$23,067	14,558	37,625

CASH PAID FOR
Interest	$8,029	1,600	9,629
Income taxes	3,317	(285)	3,032
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	931	—	931
Transfer to securities from loans held for sale resulting from securitizations	212	—	212
Transfer to loans from loans held for sale	$12,636	—	12,636

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,707	507	5,214
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	180	11	191
Provision for credit losses	215	42	257
Gain on securitization transactions	(113)	—	(113)
Gain on sale of mortgage servicing rights	(34)	—	(34)
Securities transactions	21	(11)	10
Depreciation and other amortization	957	458	1,415
Deferred income taxes	(1,451)	(83)	(1,534)
Trading account assets, net	(3,456)	(7,615)	(11,071)
Loss on sales of premises and equipment	92	9	101
Loans held for sale, net	(3,176)	(1,180)	(4,356)
Contribution to qualified pension plan	(253)	(26)	(279)
Other assets, net	741	(182)	559
Trading account liabilities, net	(1,459)	3,923	2,464
Other liabilities, net	(1,595)	917	(678)

Net cash used by operating activities	(4,624)	(3,230)	(7,854)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	48,073	7,320	55,393
Maturities of securities	28,457	1,377	29,834
Purchases of securities	(85,437)	(3,673)	(89,110)
Origination of loans, net	(15,601)	3,365	(12,236)
Sales of premises and equipment	464	116	580
Purchases of premises and equipment	(677)	(283)	(960)
Goodwill and other intangible assets	(311)	(160)	(471)
Purchase of bank-owned separate account life insurance	(257)	(115)	(372)
Cash equivalents acquired, net of purchases of banking organizations	—	1,110	1,110

Net cash provided (used) by investing activities	(25,289)	9,057	(16,232)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	47,392	(10,665)	36,727
Securities sold under repurchase agreements and other short-term borrowings, net	(7,297)	(4,734)	(12,031)
Issuances of long-term debt	1,340	7,155	8,495
Payments of long-term debt	(2,863)	(2,216)	(5,079)
Issuances of common stock, net	—	716	716
Purchases of common stock	—	(2,357)	(2,357)
Cash dividends paid	(1,650)	(656)	(2,306)

Net cash provided (used) by financing activities	36,922	(12,757)	24,165

Increase (decrease) in cash and cash equivalents	7,009	(6,930)	79
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$24,937	13,654	38,591

CASH PAID FOR
Interest	$4,433	774	5,207
Income taxes	3,639	315	3,954
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	213	—	213
Transfer to loans from securities resulting from terminated securitizations	980	—	980
Transfer to loans held for sale from securities resulting from terminated securitizations	3,918	—	3,918
Transfer to loans from loans held for sale	8,558		8,558
Issuance of common stock for purchase accounting merger	$—	14,000	14,000

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,369	(105)	4,264
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	—	(17)	(17)
Accretion and amortization of securities discounts and premiums, net	316	1	317
Provision for credit losses	485	101	586
Securitization gains	(367)	(10)	(377)
Gain on sale of mortgage servicing rights	(96)	—	(96)
Securities transactions	(94)	49	(45)
Depreciation and other amortization	1,116	368	1,484
Deferred income taxes	551	91	642
Trading account assets, net	1,655	(2,515)	(860)
Loss on sales of premises and equipment	54	21	75
Loans held for sale, net	(6,719)	1,776	(4,943)
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	(1,354)	494	(860)
Trading account liabilities, net	(4,793)	1,077	(3,716)
Minority interest	300	—	300
Other liabilities, net	748	(2,842)	(2,094)

Net cash used by operating activities	(4,247)	(1,511)	(5,758)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	15,382	7,608	22,990
Maturities of securities	31,941	(2,079)	29,862
Purchases of securities	(74,190)	(651)	(74,841)
Origination of loans, net	(1,791)	(950)	(2,741)
Sales of premises and equipment	649	163	812
Purchases of premises and equipment	(932)	(217)	(1,149)
Goodwill and other intangible assets	(280)	118	(162)
Purchase of bank-owned separate account life insurance	(251)	—	(251)
Cash equivalents acquired, net of purchases of banking organizations	—	8,177	8,177

Net cash provided (used) by investing activities	(29,472)	12,169	(17,303)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	27,972	1,735	29,707
Securities sold under repurchase agreements and other short-term borrowings, net	11,546	1,942	13,488
Issuances of long-term debt	1,703	671	2,374
Payments of long-term debt	(2,778)	(2,528)	(5,306)
Issuances of common stock, net	—	301	301
Purchases of common stock	—	(2,257)	(2,257)
Cash dividends paid	(4,074)	2,404	(1,670)

Net cash provided by financing activities	34,369	2,268	36,637

Increase in cash and cash equivalents	650	12,926	13,576
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of year	$17,928	20,584	38,512

CASH PAID FOR
Interest	$3,764	477	4,241
Income taxes	881	174	1,055
NONCASH ITEMS
Transfer to loans from loans held for sale	$248	—	248

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.